Exhibit 10.1

1st AMENDMENT TO MANAGEMENT AGREEMENT

This AMENDMENT TO MANAGEMENT AGREEMENT (this “Amendment”), dated as of October 17, 2016 is made by and between Navios Maritime Midstream Partners L.P., a Marshall Islands limited partnership (“NAP”) and Navios Tankers Management Inc., a Marshall Islands corporation (“Tankers Management”, and together with NAP, the “Parties”) and amends the Management Agreement (the “Agreement”) entered into between NAP and Tankers Management on November 18, 2014. Capitalized terms used and not otherwise defined in this Amendment shall have the meanings given them in the Agreement.

W I T N E S S E T H:

WHEREAS, the Parties desire to amend the Agreement.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

1.	Section 6 shall be amended and restated in its entirety as follows:

“Section 6: Service Fee/Reimbursement of Costs and Expenses. In consideration for the Manager providing the Services, (i) from November 18, 2016 until December 31, 2018, Navios Maritime Midstream shall pay the Manager the Fees as set out in Schedule “B” to this Agreement and the Extraordinary Fees and Costs, if applicable, and (ii) during the remaining period (expiring on November 18, 2019) of this Agreement, Navios Maritime Midstream shall reimburse the Manager for the actual costs and expenses incurred by the Manager in the manner provided for in Schedule “B”.”

2.	Schedule B shall be amended and restate in its entirety as follows:

“Schedule B

In consideration for the provision of the Services listed in Schedule A by NTM to Navios Maritime Midstream, Navios Maritime Midstream shall, from November 18, 2016 until December 31, 2018, pay NTM a fixed daily fee of US$9,500 per owned Vessel, payable on the last day of each month. In addition, Navios Maritime Midstream shall pay to NTM for dry-docking expense at cost for each Vessel (together with the daily fee described in the preceding sentence and any applicable value added, sales or services taxes, the “Fees”).

Notwithstanding anything that may appear to the contrary in this Agreement, if Navios Maritime Midstream decides to layup any of the Vessels, an appropriate reduction of the Fees for the layup period shall be mutually agreed between the parties hereto. Any consequential costs of activation and/or de-activation of a Vessel from layup shall be for the account of Navios Maritime Midstream. NTM reserves the right to maintain for the duration of this Agreement an amount of up to forty five (45) days estimated running expenses as a working capital reserve. Upon termination of this Agreement all moneys remaining within the working capital reserve shall be returned to Navios Maritime Midstream subject to the terms and conditions of this Agreement.

During the remaining period of the of the initial term of this Agreement within thirty (30 days) after the end of each month, NTM shall submit to Navios Maritime Midstream an invoice for reimbursement of the costs and expenses incurred in connection with the provision of the Services listed in Schedule “A” by NTM to Navios Maritime Midstream for such month and any applicable value added, sales or services taxes (the “Costs and Expenses”). Costs and Expenses shall be determined in a manner consistent with how the fixed daily fee payable during the first four (4) years of the initial term of this Agreement was calculated and each statement will contain such supporting detail as may be reasonably required to validate such amounts due. Navios Maritime Midstream shall make payment within fifteen (15) days of the date of each invoice. All invoices for Services are payable in U.S. dollars.”

2.     Full Force and Effect. Except as modified by this Amendment, all other terms and conditions in the Agreement shall remain in full force and effect.

3.    Effect. Unless the context otherwise requires, the Agreement, as amended, and this Amendment shall be read together and shall have effect as if the provisions of the Agreement, as amended, and this Amendment were contained in one agreement. After the effective date of this Amendment, all references in the Agreement to “this Agreement,” “hereto,” “hereof,” “hereunder” or words of like import referring to the Agreement shall mean the Agreement, as amended, as further modified by this Amendment.

4.    Counterparts. This Amendment may be executed in separate counterparts, all of which taken together shall constitute a single instrument.

[Remainder of page intentionally left blank. Signature page to follow.]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment effective as of the day and year first above written.

NAVIOS MARITIME MIDSTREAM PARTNERS L.P.

/s/ Erifili Tsironi
By:	Erifili Tsironi
Title:	Chief Financial Officer

NAVIOS TANKERS MANAGEMENT INC.

/s/ Efstratios Desypris
By:	Efstratios Desypris
Title:	President/Director

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